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                                                                 EXHIBIT 23.12.2

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement of AIMCO Properties, L.P. on Form S-4 of our report dated February 10, 1998, on our audit of the financial statements of Springhill Lake Investors Limited Partnership ("SLILP") and to the incorporation by reference in this Registration Statement of our report dated February 10, 1998, appearing in the SLILP Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus Supplement which is part of the Form S-4 Registration Statement.

                                            REZNICK FEDDER & SILVERMAN

                                            /s/ REZNICK FEDDER & SILVERMAN

October 26, 1998